SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2002

CHATTEM, INC.
(Exact name of registrant as specified in its charter)

Tennessee	0-5905	62-0156300
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1715 West 38th Street,  Chattanooga, Tennessee 37409
(Address of principal executive offices, including zip code)

(423) 821-4571
(Registrant’s telephone number, including area code)

Amendment No. 2

The undersigned hereby further amends Item 2 and Item 7 of its Current Report on Form 8-K dated March 28, 2002, as amended, and files such amended Item 2 and Item 7 herewith.

Item 2.     Acquisition or Disposition of Assets.

On March 28, 2002, Chattem, Inc. (the “Company”) completed the acquisition of the Selsun Blue® line of medicated dandruff shampoos from Abbott Laboratories for $75 million, plus $1.4 million for inventories. The acquisition includes worldwide rights (except India) to manufacture, sell and market Selsun Blue plus related intellectual property and certain manufacturing equipment.

Also on March 28, 2002, the Company obtained a $60 million senior secured credit facility from a syndicate of commercial banks led by Bank of America, N.A., as agent (the “Credit Facility”). The Credit Facility includes a $15 million revolving credit facility and a $45 million term loan. Term loan borrowings of $45 million under the Credit Facility together with the Company’s available cash in the amount of $31.4 million, was used to finance the acquisition of Selsun Blue. The $45 million term loan and any outstanding loans under the revolving credit facility mature on March 28, 2007. The Credit Facility is secured by the stock of the Company’s domestic subsidiaries and all present and future assets of the Company, excluding real property. The Credit Facility contains covenants, representations, warranties and other agreements by the Company that are customary in credit agreements and security instruments relating to financings of this type.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement between the Company and Abbott Laboratories which is incorporated by reference herein as Exhibit 2.1 and the Credit Agreement which is incorporated by reference herein as Exhibit 10.1.

Item 7.     Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired:

Independent Auditors’ Report

Selsun Blue Statement of Worldwide Assets and Liabilities Acquired as of December 31, 2001

Selsun Blue Statement of Worldwide Net Sales and Product Contribution for the year ended December 31, 2001

Notes to Financial Statements

(b)	Unaudited Pro Forma Financial Information:

Unaudited Pro Forma Consolidated Balance Sheet

Notes to Unaudited Pro Forma Consolidated Balance Sheet

Unaudited Pro Forma Consolidated Statement of Income for the Year Ended November 30, 2001

Notes to Unaudited Pro Forma Consolidated Statement of Income for the Year Ended November 30, 2001

Unaudited Pro Forma Consolidated Statement of Income for the Three Months Ended February 28 2002

Notes to Unaudited Pro Forma Consolidated Statement of Income for the Three Months Ended February 28 2002

Independent Auditors’ Report

To the Board of Directors and Stockholders
Chattem, Inc.

We have audited the accompanying statement of worldwide assets and liabilities acquired of the Selsun Blue product line (the “Product”) of Abbott International (“Abbott Intl.”) and Ross Products (“Ross”), which are both divisions of Abbott Laboratories (“Abbott Labs”) as of December 31, 2001, and the statement of worldwide net sales and product contribution for the year then ended. These financial statements are the responsibility of Abbott Labs’ management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements reflect the worldwide assets and liabilities acquired and the worldwide net sales and product contribution attributable to the Product as described in Note 2 and are not intended to be a complete presentation of the Product’s assets, liabilities, revenues or expenses.

In our opinion, the financial statements referred to above present fairly, in all material respects, the worldwide assets and liabilities acquired of the Product as described in Note 2 as of December 31, 2001 and the worldwide net sales and product contribution of the Product as described in Note 2 for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/     BDO SEIDMAN, LLP
Chicago, Illinois
May 21, 2002

Selsun Blue Statement of Worldwide Assets and Liabilities Acquired  Year ended December 31,

2001
Assets
Inventories	$1,439,000
Property, Plant and Equipment, net	562,000

2,001,000

Liabilities
Accrued Expenses
Reserve for product returns	50,000
Reserve for promotional discounts	496,000

Total Accrued Expenses	546,000

$1,455,000

See accompanying notes to financial statements.

Selsun Blue Statement of Worldwide Net Sales and Product Contribution  Year ended December 31,

2001
Net Sales	$40,651,000
Cost of Goods Sold	14,491,000

Gross margin	26,160,000

Direct Expenses
Promotion	10,098,000
Research and development	207,000
General and administrative	2,397,000

Total direct expenses	12,702,000

Product contribution	$13,458,000

See accompanying notes to financial statements.

Selsun Blue

Notes to Financial Statements

1.  Description of Business

Abbott Intl. and Ross manufacture and market medicated shampoo. The products are sold through distributors and directly to end users primarily in the retail markets worldwide (Abbott Intl. internationally, Ross in the United States).

2.   Basis of Presentation

The accompanying financial statements present only the worldwide assets and liabilities acquired and the worldwide net sales and product contribution of the Product that are subject to the Asset Purchase Agreement dated March 5, 2002 between Abbott Labs and Chattem, Inc. Abbott Intl. has a fiscal year end of November 30; thus, the international net sales and product contribution amounts combined in these financial statements are for the year ended November 30, 2001. Additionally, the net sales and product contribution for India have not been included, as that country’s operations were excluded from the Asset Purchase Agreement. These financial statements include all adjustments necessary for a fair presentation of the worldwide assets and liabilities acquired at December 31, 2001 and of worldwide net sales and product contribution for the year then ended. These financial statements have been prepared in accordance with Abbott Labs’ accounting principles which are in accordance with accounting principles generally accepted in the United States of America.

These financial statements set forth only the net sales and operational expenses attributable to the Product and do not purport to represent all the costs and expenses associated with a stand–alone, separate company. Accordingly, not included in operating expenses are the expenses associated with product management, legal, cash management/treasury functions and various tax services provided by Abbott Labs.

The statement of worldwide net sales and product contribution includes amounts attributable to the manufacture, sale, promotion and advertisement of the Product. Net sales include allowances for sales returns and cash discounts. Product contribution represents net sales less cost of goods sold, distribution, promotion, advertising and other marketing expenses attributable to the Product. Included in product contribution is an allocation of certain expenses attributable to the Product. These expenses have been allocated to the Product by Abbott Labs based upon various factors which management believes are reasonable.

3.   Summary of Significant Accounting Policies

Use of Estimates    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of management’s estimates.

Inventories    Inventories, consisting of finished goods, are carried at the negotiated price charged to Ross by Abbott Intl.’s manufacturing facility in Montreal, Canada, not in excess of market.

Property, Plant and Equipment    Capital assets consist primarily of machinery and equipment used to manufacture and package the Product.

The machinery and equipment are primarily located at the international sites that manufacture the Product.

Revenue Recognition    Revenue is recognized when inventory is shipped to the customer.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On March 28, 2002, Chattem, Inc. (the “Company”) acquired the Selsun Blue® line of medicated dandruff shampoos from Abbott Laboratories for $75.0 million in cash, plus $1.4 million for inventories, which it financed with $45.0 million of borrowings under the term loan of its senior credit facility and $31.4 million of cash. The following unaudited pro forma consolidated balance sheet as of February 28, 2002 gives effect to the acquisition of Selsun Blue® and the borrowings under the senior credit facility (the “Transactions”) as if they had occurred on February 28, 2002. The following unaudited pro forma consolidated statements of income for the year ended November 30, 2001 and the three months ended February 28, 2002 give effect to the Transactions as if they had occurred on December 1, 2000 and December 1, 2001, respectively.

Initially, Abbott Laboratories will market, sell and distribute Selsun Blue® products for the Company in most foreign countries until the Company satisfies various foreign regulatory requirements, new distributors are in place and any applicable marketing permits are transferred. During the transition period, Abbott Laboratories will pay the Company royalties based on these international sales. The Company’s historical financial statements will record these royalties as a separate component of revenue. The Company will not reflect the net sales, cost of sales and operating expenses associated with these international sales. The Company expects to assume these sales and marketing activities on a country by country basis over the course of the next two years and expects to complete the transition by March 2004. As the Company takes over responsibility for the sales and marketing effort in a country, the royalty arrangement with respect to such country will terminate and the Company will record these international sales directly, as well as the costs and expenses associated with these sales.

The Company believes that the royalty rate approximates the incremental contribution to operating income that would have been achieved had these international sales, costs and expenses been recorded directly in its statements of operations. As a result, the Company has decided to present the unaudited pro forma consolidated statements of operations for the year ended November 30, 2001 and the three months ended February 28, 2002 to include net sales, costs of sales and operating expenses related to these international sales.

The unaudited pro forma financial statements are presented for informational purposes only and are not necessarily indicative of the financial position and results of operations that the Company would have achieved had the Transactions been completed as of the dates indicated and are not necessarily indicative of the Company’s future financial position or results of operations.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
(in thousands)

	Historical Chattem as of February 28, 2002	Historical Selsun Blue as of February 28, 2002	Pro Forma Adjustments		Pro Forma

ASSETS

Current assets:
Cash and cash equivalents	$40,606	$—	$(32,479	)(a)	$8,127
Accounts receivable, net	28,114	—			28,114
Refundable and deferred Income taxes	3,685	—			3,685
Inventories	15,520	1,388	131	(b)	17,039
Prepaid expense and other current assets	2,380	—			2,380

Total current assets	90,305	1,388	(32,348)		59,345

Property plant and equipment, net	26,028	552	448	(b)	27,028

Other non-current assets:
Distributor and non-compete agreements, net	—	—	1,250	(b)	1,250
Patents and trademarks, net	171,004	—	73,659	(b)	244,663
Debt issuance costs, net	7,389	—	1,098	(c)	8,487
Other assets	1,779	—	—		1,779

Total other non-current assets	180,172	—	76,007		256,179

Total assets	$296,505	$1,940	$44,107		$342,552

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,908	$—			$5,908
Payable to bank	2,016	—			2,016
Accrued liabilities	24,539	643	404	(b)	25,586
Current portion of long term debt	—	—	5,250	(d)	5,250

Total current liabilities	32,463	643	5,654		38,760

Senior subordinated notes, net	204,732	—			204,732
Term loan	—		39,750	(d)	39,750
Revolver	—	—			—

Long term debt	204,732	—	39,750		244,482
Deferred income taxes	11,905	—			11,905
Other non-current liabilities	1,786	—			1,786

Shareholders’ equity:
Preferred shares	—	—			—
Net assets acquired	—	1,297	(1,297	)(e)	—
Common shares	1,863	—			1,863
Paid in surplus	65,602	—			65,602
Accumulated deficit	(17,625)	—			(17,625)
Restricted stock, net	(796)	—			(796)
Cumulative other comprehensive income:					—
Foreign currency translation adjustment	(2,425)	—			(2,425)
Minimum pension liability adjustment, net	(1,000)	—			(1,000)

Total shareholders’ equity	45,619	1,297	(1,297)		45,619

Total liabilities and shareholders’ equity	$296,505	$1,940	$44,107		$342,552

Notes to Unaudited Pro Forma Consolidated Balance Sheet
(in thousands)

(a)	Amount represents cash paid in connection with the acquisition of Selsun Blue, including $1,098 paid for deferred financing costs related to the Company’s senior credit facility.

(b)
The acquisition will be accounted for as a purchase in accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations”. The purchase price is being allocated to the tangible and identifiable assets and liabilities of Selsun Blue based upon preliminary estimates of their fair market values, with the remainder allocated to “patents, trademarks, and other purchased product rights” as follows:

Purchase Price	$76,380
Liabilities assumed	1,047
Estimated allocation to property, plant and equipment	(1,000)
Estimated allocation to inventories	(1,518)
Estimated allocation to distributor and non compete agreements	(1,250)

$73,659

(c)	Reflects the deferred financing costs related to the Company’s senior credit facility.

(d)	Represents the borrowings under the Company’s senior credit facility to fund the acquisition of Selsun Blue.

(e)	Reflects the elimination of the Selsun Blue net asset balance.

Unaudited Pro Forma Consolidated
Statement of Income
For the Year Ended November 30, 2001
(in thousands, except per share data)

	Historical Chattem for the year ended November 30, 2001	Historical Selsun Blue for the year ended December 31, 2001	Acquisition Adjustments		Pro Forma
Net sales	$198,300	$40,651			$238,951
Costs and expenses:
Cost of sales	52,512	14,491	1,493	(a)(b)	68,496
Advertising and promotion	77,964	10,098	250	(c)	88,312
Selling, general and administrative	34,646	2,604			37,250

Total costs and expenses	165,122	27,193			194,058

Income from operations	33,178	13,458			44,893
Other income (expense):
Interest expense	(21,856)	—	(2,342	)(d)	(24,198)
Investment and other income, net	2,218	—	(650	)(f)	1,568

Income before income taxes and extraordinary gain	13,540	13,458			22,263
Provision for income taxes	5,145	—	3,315	(e)	8,460

Income before extraordinary gain	$8,395	$13,458			$13,803

Extraordinary gain on early extinguishment of debt, net of taxes	6,948				6,948

Net income	$15,343				$20,751

Number of common shares:
Weighted average number outstanding (basic)	8,927				8,927

Weighted average and potential dilutive outstanding	9,038				9,038

Net income per common share
Basic:
Income before extraordinary gain	$0.94				$1.55
Extraordinary gain	0.78				0.78

Total basic	$1.72				$2.32

Diluted:
Income before extraordinary gain	$0.93				$1.53
Extraordinary gain	0.77				0.77

Total diluted	$1.70				$2.30

Notes to Unaudited Pro Forma Consolidated
Statement of Income
For the Year Ended November 30, 2001
(in thousands)

(a)
Reflects an estimate of the additional costs that would have been incurred during the period. As part of the acquisition of Selsun Blue, the Company entered into a manufacturing agreement with Abbott Laboratories, pursuant to which it will pay Abbott Laboratories approximately $1,449 over the amount reflected for cost of sales in the historical Selsun Blue financial statements for the year ended November 30, 2001. In accordance with the manufacturing agreement, Abbott Laboratories will manufacture products for sale in the United States for a period not to exceed one year and three months and for products for sale outside the United States for a period not to exceed two years, in each case from the date of acquisition.

(b)	Represents increase in depreciation expense of $44 resulting from the write up of the fixed assets in connection with the Selsun Blue acquisition which were assigned useful lives of ten years.

(c)
Represents amortization of non-compete agreement of $150 and distributor agreements of $100 entered into in connection with the of the acquisition of Selsun Blue. These assets were assigned useful lives of five years.

(d)
Represents the increase in interest expense of $2,122 resulting from the incurrence of indebtedness under the Company’s senior credit facility plus amortization of deferred financing costs of $220. The deferred financing costs are being amortized over a five year period.

(e)	Represents income tax expense at an effective tax rate of 38%.

(f)	Represents decrease in interest income of $650 resulting from a decrease in cash used to finance the acquisition.

Unaudited Pro Forma Consolidated
Statement of Income
For the Three Months Ended February 28, 2002
(in thousands, except per share data)

	Historical Chattem for the three months ended February 28, 2002	Historical Selsun Blue for the three months ended February 28, 2002	Acquisition Adjustments		Pro Forma
Net sales	$48,414	$10,730			$59,144
Costs and expenses:
Cost of sales	14,461	3,255	337	(a)(b)	18,053
Advertising and promotion	15,874	4,170	63	(c)	20,107
Selling, general and administrative	9,537	703			10,240

Total costs and expenses	39,872	8,128			48,400

Income from operations	8,542	2,602			10,744
Other income (expense):
Interest expense	(4,841)	—	(533	)(d)	(5,374)
Investment and other income, net	106	—	(162	)(f)	(56)

Income before income taxes and change in accounting principle	3,807	2,602			5,314
Provision for income taxes	1,435	—	573	(e)	2,008

Income before change in accounting principle	$2,372	$2,602			3,306

Cumulative effect of change in accounting principle, net of tax	(8,877)				(8,877)

Net income	$(6,505)				$(5,571)

Number of common shares:
Weighted average outstanding (basic)	8,964				8,964

Weighted average and potential dilutive outstanding	9,318				9,318

Net income per common share
Basic:
Income before change accounting principle	$0.26				$0.37
Change in accounting principle	(0.99)				(0.99)

Total basics	$(0.73)				(0.62)

Diluted:
Income before change in accounting principle	$0.25				$0.35
Change in accounting principle	(0.95)				(0.95)

Total diluted	$(0.70)				$(0.60)

Notes to Unaudited Pro Forma Consolidated Statement of Income
For the Three Months Ended February 28, 2002
(in thousands)

(a)
Reflects an estimate of the additional costs that would have been incurred during the period. As part of the acquisition of Selsun Blue, the Company entered into a manufacturing agreement with Abbott Laboratories, pursuant to which it will pay Abbott approximately $326 over the amount reflected for cost of sales in the historical Selsun Blue financial statements for the three months ended February 28, 2002. In accordance with the manufacturing agreement Abbott Laboratories will manufacture products for sale in the United States for a period not to exceed one year and three months and for products for sale outside the United States for a period not to exceed two years, in each case from the date of acquisition.

(b)	Represents increase in deprecation expense of $11 resulting from the write up of the fixed assets in connection with the Selsun Blue acquisition which were assigned useful lives of ten years.

(c)
Represents three months of amortization of non-compete agreement of $37.5 and distributor agreements of $25 entered into in connection with the acquisition of Selsun Blue. These assets were assigned useful lives of five years.

(d)
Represents the increase in interest expense of $478 resulting from the incurrence of indebtedness under the Company’s senior credit facility plus amortization of deferred financing costs of $55. The deferred financing costs are being amortized over a five year period.

(e)	Represents income tax expense at an effective tax rate of 38%.

(f)	Represents a decrease in interest income of $162 resulting from a decrease in cash, used to finance the acquisition.

(c) Exhibits

*2.1	Asset Purchase Agreement dated March 5, 2002 by and between Abbott Laboratories and Chattem, Inc., as amended.

*10.1	Credit Agreement dated as of March 28, 2002 among Chattem, Inc., its domestic subsidiaries, identified Lenders and Bank of America, N.A., as agent.

23	Consent of independent certified public accountants.

*99.1	Press Release dated March 28, 2002.

*	Incorporated by reference from exhibit with the same number to the Registrant’s Current Report on Form 8-K, as filed with the Commission on April 10, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 17, 2002	CHATTEM, INC.

	By:	/s/ A. ALEXANDER TAYLOR II
A. Alexander Taylor II,
President and Chief Operating Officer